Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Mel Stephens
(248) 447-1624
Media:
Andrea Puchalsky
(248) 447-1651
Lear Reports Third-Quarter 2008 Financial Results
     SOUTHFIELD, Mich., October 30, 2008 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, today reported financial results for the third quarter of 2008.
Business Conditions
     The production environment in the third quarter was extremely challenging. In North America, industry production was down 17% and Lear’s top fifteen platforms were down 33%. In Europe, industry production was down 3% and Lear’s top five customers were down 8%.
     “We are experiencing recessionary conditions in North America, and there is increasing weakness in Europe,” said Bob Rossiter, Lear’s chairman, chief executive officer and president. “As a result, industry production in these mature markets is down sharply. In response, the Company has been very aggressive in reducing structural costs.”
     In response to rapidly evolving industry conditions, Lear has been aggressively reducing costs and restructuring its global operations. These actions have been designed to better align the Company’s manufacturing capacity, lower operating costs and streamline the Company’s organizational structure. Since mid-2005, the Company has implemented major structural changes, including a reduction of excess capacity, consolidation of administrative functions, establishment of global operating units and a significant improvement in its low-cost footprint. As a result, the Company has lowered ongoing operating costs by more than $250 million and is presently able to operate more efficiently at significantly lower productions volumes.
Third-Quarter Financial Results
     For the third quarter of 2008, Lear reported net sales of $3.1 billion and a pretax loss of $77.3 million, including restructuring costs of $45.8 million. This
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compares with net sales of $3.6 billion and pretax income of $60.1 million, including restructuring costs of $37.3 million and other special items of $8.0 million, for the third quarter of 2007.
     Net loss was $98.2 million, or $1.27 per share, for the third quarter of 2008 as compared with net income of $41.0 million, or $0.52 per share, for the third quarter of 2007.
     Income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) was $46.1 million for the third quarter of 2008. This compares with core operating earnings of $170.4 million for the third quarter of 2007. A reconciliation of core operating earnings to pretax income (loss) as determined by generally accepted accounting principles (“GAAP”) is provided in the attached supplemental data pages.
     The decline in net sales for the quarter primarily reflects a significant reduction in production of our key platforms in North America and Europe, offset partially by favorable foreign exchange.
     In the seating segment, net sales were down $403 million. Operating margins declined sharply, reflecting primarily the impact of lower vehicle production. In the electrical and electronic segment, net sales were down $38 million and operating margins were about flat.
     In the third quarter of 2008, free cash flow was negative $16.7 million, as compared with free cash flow of $90.8 million in the third quarter of 2007. The decline in free cash flow compared with a year ago primarily reflects lower earnings. (Net cash provided by operating activities was $40.9 million in the third quarter of 2008 as compared with $62.0 million in the third quarter of 2007. A reconciliation of free cash flow to net cash provided by operating activities as determined by GAAP is provided in the attached supplemental data pages.)
Operating Improvement Plan
     The Company recently announced a $150 million operating improvement plan to strengthen operating results and increase financial flexibility over the next twelve months. This initiative is comprised of actions to further reduce structural costs and other measures intended to preserve financial flexibility. Specific actions include:
•	Reducing program development costs, consistent with the significantly lower production outlook

•	Acceleration of low-cost engineering and sourcing initiatives

•	More targeted investments in growth initiatives, focused on high priority programs

•	Further reductions in procurement, manufacturing, engineering and logistics costs to reflect present business conditions

•	Further census reductions, temporary layoffs and additional thrifting of personnel-related costs

•	Re-timing and selective reductions in restructuring spending

•	Aggressive working capital management and capital spending efficiencies

•	Other commercial actions and supply base consolidation
     Rossiter continued, “We have faced challenging conditions before, and each time, we have emerged as an even stronger company. Going forward, we intend to focus on those things within our control, including further improvements to our cost structure, maintain our focus on strategic priorities and do whatever it takes to position the Company for future success. We are committed to weathering the downturn and emerging as an even stronger competitor when the headwinds subside.”
     Lear continues to make progress on its strategic priorities, including the global restructuring initiative, further growth and diversification of its global sales and the longer-term growth and business improvement plan for the electrical and electronic segment. The Company intends to maintain its commitment to these strategic priorities, notwithstanding adverse business conditions.
     For the first nine months of 2008, approximately two-thirds of Lear’s net sales were generated outside of North America. In addition, Lear continues to win new business globally and has been awarded over $700 million in net new business since January, with more than half in the electrical and electronic segment.
Liquidity Position
     Lear’s cash position and access to liquidity remain strong, and the Company has no near-term debt maturities. In addition, the Company expects to generate positive free cash flow in the fourth quarter and for the full year of 2008. The Company’s primary liquidity sources are:

• Cash and cash equivalents (at 09/27/08)	$523	million
• Revolving credit facility	$1.3	billion
     At September 27, 2008, there were no borrowings under the Company’s revolving credit facility. In October, Lear elected to borrow $400 million under its revolving credit facility to protect against possible short-term disruptions in the credit markets. These funds have been temporarily invested in safe, short-term investments.
     “We remain focused on maintaining ample financial flexibility. Our global restructuring actions, together with the recently announced operating improvement plan, are designed to respond to the sharply lower industry production levels we are experiencing. The Company will continue to closely monitor overall business conditions and industry production levels. We will implement necessary additional actions in response to any further industry weakness,” Rossiter concluded.
     Lear will webcast a conference call to review the Company’s third-quarter 2008 financial results and related matters on Thursday, October 30, 2008, at 9:00 a.m. EDT through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-706-679-3323 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until November 13, 2008, with a Conference I.D. of 62167964.
Non-GAAP Financial Information
     In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income before interest, other expense, income taxes, restructuring costs and other special items” (core operating earnings) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings is a useful measure in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that this measure is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
     Core operating earnings and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at http://www.lear.com
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The operating improvement plan described in this release does not represent a forecast of future operating results. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating improvement plan.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 91,000 employees at 215 facilities in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.
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Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 27,	September 29,
	2008	2007

Net sales	$3,133.5	$3,574.6

Cost of sales	3,004.8	3,307.3
Selling, general and administrative expenses	127.8	159.3
Divestiture of Interior business	—	(17.1)
Interest expense	46.5	47.5
Other expense, net	31.7	17.5

Income (loss) before income taxes	(77.3)	60.1
Income tax provision	20.9	19.1

Net income (loss)	$(98.2)	$41.0

Basic net income (loss) per share	$(1.27)	$0.53

Diluted net income (loss) per share	$(1.27)	$0.52

Weighted average number of shares outstanding
Basic	77.2	77.0

Diluted	77.2	78.4

Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 27,	September 29,
	2008	2007

Net sales	$10,970.1	$12,136.0

Cost of sales	10,284.2	11,220.2
Selling, general and administrative expenses	416.6	428.6
Divestiture of Interior business	—	7.8
Interest expense	139.5	150.3
Other expense, net	41.8	42.8

Income before income taxes	88.0	286.3
Income tax provision	89.7	71.8

Net income (loss)	$(1.7)	$214.5

Basic net income (loss) per share	$(0.02)	$2.80

Diluted net income (loss) per share	$(0.02)	$2.74

Weighted average number of shares outstanding
Basic	77.2	76.7

Diluted	77.2	78.2

Lear Corporation and Subsidiaries
Consolidated Balance Sheets
(In millions)

	September 27,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$523.2	$601.3
Accounts receivable	1,985.8	2,147.6
Inventories	682.3	605.5
Other	452.0	363.6

	3,643.3	3,718.0

Long-Term:
PP&E, net	1,321.9	1,392.7
Goodwill, net	2,052.4	2,054.0
Other	637.8	635.7

	4,012.1	4,082.4

Total Assets	$7,655.4	$7,800.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$30.8	$13.9
Accounts payable and drafts	2,240.0	2,263.8
Accrued liabilities	1,186.1	1,230.1
Current portion of long-term debt	11.8	96.1

	3,468.7	3,603.9

Long-Term:
Long-term debt	2,297.3	2,344.6
Other	757.8	761.2

	3,055.1	3,105.8

Stockholders’ Equity	1,131.6	1,090.7

Total Liabilities and Stockholders’ Equity	$7,655.4	$7,800.4

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended
	September 27,	September 29,
	2008	2007
Net Sales
North America	$1,079.7	$1,559.0
Europe	1,493.7	1,556.9
Rest of World	560.1	458.7

Total	$3,133.5	$3,574.6

Content Per Vehicle *
North America	$376	$442
Europe	$350	$349

Free Cash Flow **
Net cash provided by operating activities	$40.9	$62.0
Net change in sold accounts receivable	(19.3)	74.6

Net cash provided by operating activities before net change in sold accounts receivable	21.6	136.6
Capital expenditures	(38.3)	(45.8)

Free cash flow	$(16.7)	$90.8

Depreciation and Amortization	$75.6	$70.7

Core Operating Earnings **
Pretax income (loss)	$(77.3)	$60.1
Interest expense	46.5	47.5
Other expense, net	31.1 ***	17.5
Restructuring costs and other special items —
Divestiture of Interior business	—	(17.1)
Costs related to restructuring actions	45.8	37.3
Costs related to merger transaction	—	25.1

Core Operating Earnings	$46.1	$170.4

*	Content Per Vehicle for 2007 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Reported 2008 other expense, net of $31.7 million includes costs related to restructuring actions of $0.6 million listed below.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Nine Months Ended
	September 27,		September 29,
	2008		2007
Net Sales
North America	$3,888.1		$5,694.0
Europe	5,472.0		5,114.1
Rest of World	1,610.0		1,327.9

Total	$10,970.1		$12,136.0

Net Sales — Core Businesses
North America	$3,888.1		$5,082.0
Europe	5,472.0		5,046.1
Rest of World	1,610.0		1,319.0

Total	$10,970.1		$11,447.1

Content Per Vehicle *
North America	$400		$500
North America — core businesses	$400		$447
Europe	$364		$341
Europe — core businesses	$364		$336

Free Cash Flow **
Net cash provided by operating activities	$235.1		$309.5
Net change in sold accounts receivable	(133.7)		67.3

Net cash provided by operating activities before net change in sold accounts receivable	101.4		376.8
Capital expenditures	(133.8)		(114.1)

Free cash flow	$(32.4)		$262.7

Depreciation and Amortization	$227.5		$220.9

Basic Shares Outstanding at end of quarter	77,152,748		77,093,489

Diluted Shares Outstanding at end of quarter ***	77,152,748		78,502,234

Core Operating Earnings **
Pretax income	$88.0		$286.3
Interest expense	139.5		150.3
Other expense, net	41.2	****	38.9	****
Restructuring costs and other special items —
Costs related to divestiture of Interior business	—		17.8
Costs related to restructuring actions	127.7		87.9
U.S. salaried pension plan curtailment gain	—		(36.4)
Costs related to merger transaction	—		36.8
Loss on joint venture transaction	—		3.9
Less: Interior business	—		(15.6)

Core Operating Earnings	$396.4		$569.9

*	Content Per Vehicle for 2007 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Calculated using stock price at end of quarter. Excludes certain shares related to outstanding convertible debt, as well as certain options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.

****	Reported other expense, net of $41.8 million in 2008 and $42.8 million in 2007 includes costs related to restructuring actions of $0.6 million in 2008 and the loss on joint venture transaction of $3.9 million in 2007 listed below.